Exhibit 5.1

Goodwin Procter LLP Counselors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

March 28, 2011

Amarin Corporation plc

First Floor, Block 3, The Oval

Shelbourne Road, Ballsbridge

Dublin 4, Ireland

Re: Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-            ) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of any combination of (i) ordinary shares, par value £0.50 per share (the “Ordinary Shares”), of Amarin Corporation plc, a company incorporated under the laws of England and Wales (the “Company”), (ii) ordinary shares in the form of American Depositary Shares, (iii) preference shares, par value £0.05 per share, of the Company (the “Preference Shares”), (iv) preference shares in the form of American Depositary Shares, (v) debt securities of the Company (“Debt Securities”) and (vi) warrants to purchase Ordinary Shares, ordinary shares in the form of American Depositary Shares, Preference Shares, preference shares in the form of American Depositary Shares or Debt Securities (“Warrants”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Ordinary Shares, Preference Shares or other securities at a future date or dates. The Ordinary Shares, ordinary shares in the form of American Depositary Shares, Preference Shares, preference shares in the form of American Depositary Shares and Warrants are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Ordinary Shares, ordinary shares in the form of American Depositary Shares, Preference Shares, preference shares in the form of American Depositary Shares and Warrants) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Amarin Corporation plc

March 28, 2011

The opinions expressed below are limited to the law of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of this opinion letter, we have assumed that (i) the Company shall continue to be validly existing; (ii) the Company shall have obtained any consent, approval, license or exemption by, or order or authorization of, and shall have made any filing, recording or registration with, any governmental or regulatory authority, in each case to the extent required by applicable law; (iii) with respect to Debt Securities, (a) the indenture or a supplemental indenture relating to such Debt Securities shall have been duly authorized, executed and delivered in accordance with applicable law, (b) the terms of such Debt Securities shall have been established in conformity with the applicable indenture or supplemental indenture and applicable law and (c) such Debt Securities shall have been duly authorized, executed and delivered in accordance with the applicable indenture or supplemental indenture and applicable law; and (iv) with respect to Warrants, (a) the Warrants and each of the agreements pursuant to which such Warrants will be issued shall be governed by the laws of the State of New York and shall have been duly authorized, executed and delivered in accordance with applicable law, (b) the terms of such Warrants shall have been established in conformity with applicable law and each of the agreements pursuant to which such Warrants will be issued and (c) such Warrants shall have been duly authorized, executed and delivered in accordance with applicable law and the applicable agreement pursuant to which such Warrants will be issued.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	The Debt Securities will be valid and binding obligations of the Company.

2.	The Warrants will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

Amarin Corporation plc

March 28, 2011

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP